Exhibit 10.2

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of November 14, 2013, by and between ZEWAR JEWELLERY, INC., a Nevada corporation (“Zewar” or the “Company”), and the subscribers identified on the signature pages hereto (each a “Subscriber” and collectively, the “Subscribers”).

RECITALS:

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, Hunter Wise Securities, LLC is acting as lead placement agent (“Placement Agent”), on a “best efforts” basis, in a private offering (the “Offering”) in which the Subscribers agree to purchase and the Company agrees to offer and sell up to 512,821 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at a per share price of $7.80, subject to adjustment for the Stock Split, for aggregate gross proceeds of a minimum of $250,000 (the “Minimum Offering”) to a maximum of $4,000,000 (the “Purchase Price”). The Shares are hereinafter referred to as the “Purchased Securities.”

WHEREAS, such Offering is in connection with the combination (the “Combination”) of Zewar and African Graphite, Inc., a Nevada corporation (“AGI”). The closing of the Combination is conditioned upon all of the conditions of the Offering being met, including receipt of a minimum of $250,000 by the escrow agent from the Subscribers, and the Offering is conditioned upon the closing of the Combination. Pursuant to the Combination, AGI will become a wholly-owned subsidiary of Zewar.

WHEREAS, on November 14, 2013, AGI entered with NMC Corp., a company organized under the laws of the Province of Ontario, Canada ("NMC"), into a Stock Purchase Option Agreement substantially in the form of Exhibit A hereto (the “Option Agreement”).

WHEREAS, promptly after the closing of the Combination and the Minimum Offering, the Company intends to effect a 7.8-for-1 forward stock split of its issued and outstanding shares of Common Stock (the “Stock Split”).

WHEREAS, in connection with the closing of the Combination and the Offering and pursuant to the Option Agreement, NMC will be issued 1,615,385 pre-split shares of Common Stock.  These shares shall be subject to a Lock-Up Agreement in the form of Exhibit B hereto (the “Lock-Up Agreement”), and a Stock Escrow Agreement in the form of Exhibit C hereto (the “Stock Escrow Agreement”).

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Purchased Securities and the Subscriber desires to purchase that number of Purchased Securities set forth on the signature page hereto on the terms and conditions set forth herein.

WHEREAS, the aggregate proceeds of the Offering shall be held in escrow pursuant to the terms of an Escrow Deposit Agreement to be executed by the parties substantially in the form attached hereto as Exhibit D (the “Escrow Agreement”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.           Purchase and Sale of Shares. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date (as defined below), each Subscriber shall purchase and the Company shall sell to each Subscriber the Purchased Securities for the portion of the Purchase Price designated on the signature pages hereto.

2.           Closing.  The issuance and sale of the Purchased Securities shall occur on the closing date (the “Closing Date”), which shall be the date that Subscriber funds representing the net amount due to the Company from the Purchase Price of the Offering is transmitted by wire transfer or otherwise to or for the benefit of the Company. The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Ofsink, LLC, 900 Third Avenue, 5th Floor, New York, New York 10022 on such date and time as the Subscribers and the Company may agree upon; provided, that all of the conditions set forth in Section 11 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith. The Subscriber and the Company acknowledge and agree that the Company may consummate the sale of additional Purchased Securities to the Subscriber, on the terms set forth in this Agreement and the other Transaction Documents as defined herein, at more than one closing, each of which shall be held no later than December 31, 2014 (each referred to herein as a “Closing”).

3.           Subscriber Representations, Warranties and Covenants.  The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)           Organization and Standing of the Subscriber.   If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.   Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined in Section 4.1(c)) and to purchase the Purchased Securities being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitute, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

(c)           No Conflicts.   The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Purchased Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Acquisition for Investment. The Subscriber is acquiring the Purchased Securities solely for its own account for the purpose of investment and not with a view to or for resale in connection with a distribution.  The Subscriber does not have a present intention to sell the Purchased Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Purchased Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 3.2(h) below, the Subscriber does not agree to hold the Purchased Securities for any minimum or other specific term and reserves the right to dispose of the Purchased Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  The Subscriber acknowledges that it is able to bear the financial risks associated with an investment in the Purchased Securities and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.  The Subscriber further acknowledges that the Subscriber understands the risks of investing in companies which operate primarily in Ukraine and that the purchase of the Purchased Securities involves substantial risks.

(e)           Information on Company.    Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission and to the Company’s Form 10-Q filed on EDGAR on August 27, 2013 for the fiscal quarter ended July 31, 2013, together with all other filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the “Reports”) and all correspondence from the Commission to the Company including but not limited to the Commission’s comment letters relating to the Company’s periodic filings with the Commission whether available at the EDGAR website or not.  In addition, such Subscriber has received in writing from the Company and AGI such other information concerning their operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Purchased Securities.  Such Subscriber has relied on the Reports and Other Written Information in making its investment decision.

(f)           Opportunities for Additional Information.  The Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(g)           Information on Subscriber.   If the Subscriber is a U.S. Person (as that term is defined in Section 3(o) of this Agreement), then such Subscriber represents that the Subscriber is, and will be on the Closing Date, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Purchased Securities.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding such Subscriber is accurate.

(h)           Compliance with 1933 Act.   If a U.S. Person, such Subscriber understands and agrees that the Purchased Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Purchased Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  The Subscriber acknowledges that the Subscriber is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the 1933 Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, the Subscriber will be unable to sell any Purchased Securities without either registration under the 1933 Act or the existence of another exemption from such registration requirement. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Purchased Securities, and deliver the Purchased Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Purchased Securities, to third parties who in turn may dispose of these Purchased Securities.

(i)           Purchased Securities Legend.  The Purchased Securities shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE PURCHASED SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE PURCHASED SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE PURCHASED SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR OTHERWISE.  NOTWITHSTANDING THE FOREGOING, THE PURCHASED SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE PURCHASED SECURITIES.”

(j)           Communication of Offer.  The offer to sell the Purchased Securities was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)           Restricted Securities.   Such Subscriber understands that the Purchased Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Purchased Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(l)           No Governmental Review.   Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Purchased Securities or the suitability of the investment in the Purchased Securities nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Securities.

(m)           Correctness of Representations.  Such Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.  The Subscriber understands that the Purchased Securities are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Purchased Securities.

(n)           Short Sales and Confidentiality. Other than the transaction contemplated hereunder, the Subscriber has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Subscriber, executed any disposition, including short sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Subscriber first received a term sheet from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date that the transactions contemplated by this Agreement are first publicly announced.  The Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Subscriber will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(o)           Additional Representations, Warranties and Covenants of Non-U.S. Persons.

(i)           The Subscriber understands that the investment offered hereunder has not been registered under the 1933 Act.

(ii)           If the Subscriber is not a “U.S. Person” (as defined below), the Subscriber agrees and acknowledges that it was not, a “U.S. Person” at the time the Subscriber was offered the Purchased Securities and as of the date hereof:

(A)           Any natural person resident in the United States;

(B)	Any partnership or corporation organized or incorporated under the laws of the United States;

(C)	Any estate of which any executor or administrator is a U.S. person;

(D)           Any trust of which any trustee is a U.S. person;

(E)	Any agency or branch of a foreign entity located in the United States;

(F)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H)
Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(iii)           The Subscriber understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Purchased Securities in any country or jurisdiction where action for that purpose is required.

(iv)           The Subscriber (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Purchased Securities for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

(v)           The Subscriber will not resell the Purchased Securities except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(vi)           The Subscriber will not engage in hedging transactions with regard to shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the 1933 Act; and as applicable, shall include statements to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(vii)           No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Subscriber or any of their representatives in connection with the offer and sale of the Purchased Securities.

4.           Company and AGI Representations and Warranties.

4.1         The Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purposes of this Agreement, a “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  As of the Closing Date, all of the Company’s Subsidiaries and the Company’s ownership interest therein are set forth on Schedule 4.1(a).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement, the Escrow Agreement, the Lock-Up Agreements, the Stock Escrow Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company and Subsidiaries on a fully diluted basis as of the date of this Agreement and the Closing Date (not including the Purchased Securities) are set forth on Schedule 4.1(d).  Except as set forth on Schedule 4(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 4.1(d).  There are no outstanding agreements or preemptive or similar rights affecting the Company’s common stock.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the Over The Counter Bulletin Board (the “Bulletin Board”) or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Purchased Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s Board of Directors.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(f)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor sale of the Purchased Securities nor the performance of the Company’s obligations under this Agreement and all other Transaction Documents entered into by the Company relating thereto will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)          result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Securities or any of the assets of the Company or any of its Affiliates, except in favor of Subscriber as described herein; or

(iii)         result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)         result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)           The Purchased Securities.  The Purchased Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)          have been, or will be, duly and validly authorized and on the date of issuance of the Purchased Securities, the Purchased Securities will be duly and validly issued, fully paid and non-assessable;

(iii)         will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(iv)         will not subject the holders thereof to personal liability by reason of being such holders.

(h)           Litigation.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)            No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Securities or affect the price at which the Purchased Securities may be issued or resold.

(j)           Information Concerning Company.  The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since July 31, 2013 and except as modified in the Reports or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports, including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

 (k)           Defaults.  The Company is not in material violation of its articles of incorporation or bylaws.   The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(l)            No Integrated Offering.   Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Purchased Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Purchased Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Purchased Securities that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(m)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D/Regulation S under the 1933 Act) in connection with the offer or sale of the Purchased Securities.

(n)           No Undisclosed Liabilities.  Since July 31, 2013, except as disclosed in the Reports, the Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company businesses since July 31, 2013 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or on Schedule 4.1(n).

(o)           No Undisclosed Events or Circumstances.  Since July 31, 2013, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

 (p)           Dilution.   The Company’s executive officers and directors understand the nature of the Purchased Securities being sold hereby and recognize that the issuance of the Purchased Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Purchased Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Purchased Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(q)           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including, but not limited to, disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date, in each case, that could cause a Material Adverse Effect.

(r)            Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(s)           Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

(t)            Listing.  The Company’s common stock is quoted on the Bulletin Board currently under the symbol “ZWJW.”  The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that its common stock does not meet all requirements for the continuation of such quotation.  The Company satisfies all the requirements for the continued quotation of its common stock on the Bulletin Board.

(u)           Transfer Agent.   The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 4.1(u) hereto.

(w)           Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed with the Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”) on Form 8-K that is not so disclosed. To the knowledge of the Company, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(x)           Public Utility Holding Company Act; Investment Company Act and U.S. Real Property Holding Corporation Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(y)            ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Purchased Securities will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Subscribers, or any person or entity that owns a beneficial interest in any of the Subscribers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(z)           Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that the decision of each Subscriber to purchase securities pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Documents, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

(aa)          OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of any of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary of the Company, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bb)         Money Laundering Laws. The operations of each of the Company and its Subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)          Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(dd)         Survival.  The foregoing representations and warranties shall survive for a period of two years after the Closing Date.

(ee)          No Brokers.  Neither the Company nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agents, whose commissions and fees will be paid by the Company and except as set forth on Schedule 4(ee).

4.2           AGI represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  AGI is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  AGI is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. As of the Closing Date, all of AGI’s Subsidiaries and AGI’s ownership interest therein are set forth on Schedule 4.2(a).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in AGI have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  The Transaction Documents have been duly authorized, executed and delivered by AGI and are valid and binding agreements of AGI enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  AGI has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

 (d)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over AGI, or any of its Affiliates or AGI’s shareholders is required for the execution by AGI of the Transaction Documents and compliance and performance by AGI of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Purchased Securities.  The Transaction Documents and AGI’s performance of its obligations thereunder have been unanimously approved by AGI’s Board of Directors.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority in the world, including without limitation, the United States, or elsewhere is required by AGI or any Affiliate of AGI in connection with the consummation of the transactions contemplated by this Agreement, except as would not otherwise have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of AGI or any Subsidiary contemplated by the other Transaction Documents. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(e)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 3 are true and correct, neither the issuance nor sale of the Purchased Securities nor the performance of AGI’s obligations under this Agreement and all other Transaction Documents entered into by AGI relating thereto will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of AGI, (B) to AGI’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to AGI of any court, governmental agency or body, or arbitrator having jurisdiction over AGI or over the properties or assets of AGI or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which AGI or any of its Affiliates is a party, by which AGI or any of its Affiliates is bound, or to which any of the properties of AGI or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which AGI, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)          result in the creation or imposition of any lien, charge or encumbrance upon the Purchased Securities or any of the assets of AGI or any of its Affiliates except in favor of Subscriber as described herein; or

(iii)         result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of AGI, or the holder of the right to receive any debt, equity or security instrument of AGI nor result in the acceleration of the due date of any obligation of AGI; or

(iv)         result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of AGI or having the right to receive securities of AGI.

(f)            Litigation.  There is no pending or, to the best knowledge of AGI, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over AGI, or any of its Affiliates that would affect the execution by AGI or the complete and timely performance by AGI of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of AGI, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over AGI, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(g)           No Market Manipulation.  AGI and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Purchased Securities or affect the price at which the Purchased Securities may be issued or resold.

(h)           Defaults.  AGI is not in material violation of its articles of incorporation or bylaws.   AGI is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(i)           No General Solicitation.  Neither AGI, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D/Regulation S under the 1933 Act) in connection with the offer or sale of the Purchased Securities.

(j)           No Undisclosed Liabilities.  AGI has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of AGI businesses and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in Schedule 4.2(j).

(k)           Foreign Corrupt Practices.  Neither AGI, nor to the knowledge of AGI, any agent or other person acting on behalf of AGI, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by AGI (or made by any person acting on its behalf of which AGI is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(l)           Independent Nature of Subscribers. AGI acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. AGI acknowledges that the decision of each Subscriber to purchase securities pursuant to this Agreement has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of AGI or of its Subsidiaries which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. AGI acknowledges that nothing contained herein, or in any Transaction Documents, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. AGI acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

(m)           PFIC.  Neither AGI nor any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(n)           OFAC. Neither AGI nor any of its Subsidiaries nor, to the knowledge of AGI, any director, officer, agent, employee, Affiliate or person acting on behalf of any of AGI or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by OFAC; and AGI will not directly or indirectly use the proceeds of the sale of the Purchased Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary of AGI, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(o)           Money Laundering Laws. The operations of each of AGI and its Subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of AGI or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of AGI, threatened.

(p)           Correctness of Representations.  AGI represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless AGI otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(q)           No Brokers.  Neither AGI nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent, whose commissions and fees will be paid by AGI.

5.           Regulation D/Regulation S Offering.  The offer and issuance of the Purchased Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act or Rule 506 of Regulation D and/or Regulation S promulgated thereunder.

6.           Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 6(n), the Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Purchased Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscribers.

(b)           Listing/Quotation.  The Company will maintain the quotation or listing of its common stock on the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, OTCQB or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the common stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable, as long as any Purchased Securities are outstanding.

(c)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Purchased Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)           Filing Requirements.  From the date of this Agreement and until the last to occur of (i) two (2) years after the final Closing Date, or (ii) the date when the Purchased Securities can be resold or transferred by the Subscribers pursuant to Rule 144 (the date of such latest occurrence being the “End Date”), the Company will comply in all respects with its reporting and filing obligations under the 1934 Act.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until all of the Purchased Securities are sold by the Subscriber, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

(e)           Use of Proceeds.   The proceeds of the Offering will be employed by the Company for expenses of the Offering, for the purposes set forth on Schedule 6(e) and general working capital.  Except as described on Schedule 6(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date. Contingent upon and promptly after a Closing with respect to the sale of Shares under the Offering for at least USD$250,000, AGI shall make a payment of USD$90,000 to NMC under the Option Agreement to be used towards payment of the outstanding obligations of NMC to Centre of Geoscience Research CC, a company organized under the laws of the Republic of Namibia (“Centre”), under that certain option agreement by and between NMC and Centre dated March 29, 2013, as amended on November 4, 2013, attached as Exhibit B to the Option Agreement.

 (f)           Taxes.  The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(g)           Books and Records.  The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(h)           Governmental Authorities.   The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(i)           Registration Statements on Form S-8.  Until twelve (12) months after the initial Closing Date, the Company will not, without the consent of the Majority Holders, file with the United States Securities and Exchange Commission (the “SEC”) any registration statements on Form S-8.

(j)           DTC Program.  Promptly after the closing of the Combination, the Company shall become a DTC FAST participant, and will, for a period of at least two (2) years from the final Closing Date, employ as the transfer agent for the Purchased Securities a participant in the Depository Trust Company Automated Securities Transfer Program that is eligible to deliver shares via the Deposit Withdrawal Agent Commission System.

7.           Indemnification.

(a)           In consideration of each Investor's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Subscriber and each holder of any Purchased Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of its Subsidiaries in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or any of its Subsidiaries contained in any of the Transaction Documents or (c) any cause of action, regulatory action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any of its Subsidiaries or any cause of action, suit or claim filed by another shareholder, whether presently a shareholder or not, of the Company) and arising out of, resulting from, or relating to  the execution, delivery, performance, enforcement, or act or omission of any Indemnitee relating to any rights or obligations arising from or as a result of any Transaction Documents.

(b)           The Subscribers agree to indemnify, hold harmless, and reimburse the Company, the Company's officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon them or any such person which results, arises out of or is based upon liability that occurs as a result of an adjudication or finding by a court of competent jurisdiction of a material misrepresentation by the Subscribers in this Agreement or in any Exhibits or Schedules attached hereto or in any Transaction Documents. Notwithstanding the forgoing, in no event shall the liability of the Subscriber or permitted successor hereunder, or under any Transaction Documents or other agreement delivered in connection herewith, exceed the Purchase Price paid by such Subscriber.

(c)           Each person entitled to indemnification under this Section 7 (for the purpose of this Section 7(c) only, an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section 7 (for the purpose of this Section 7(c) only, an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not release such Indemnifying Party from any liability that it may have, otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and after such assumption the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel.   The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

8.           Anti-dilution and Purchase Rights.

(a)           Right of Participation.   For twelve months after the Closing, the Subscribers shall have the right to purchase up to 25% of the securities offered by the Company in any subsequent offering (the “Follow-On Financing”) upon the same terms as offered to all other offerees. The Subscribers shall be given not less than ten Business Days prior written notice (the “Notice of Sale”) of any proposed Follow-On Financing and shall have the right during the ten Business Days following receipt of the Notice of Sale to purchase the securities offered in the Follow-On Financing.

(b)           Anti-Dilution Adjustment.   Other than in connection with Excepted Issuances (as such term is defined in the last sentence of this Section 8(b)), if within twelve months following the initial Closing of the sale of Shares in the Offering, the Company shall issue without the consent of the Majority Holders any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify the conversion or exercise price of any of the foregoing which may be outstanding) to any person or entity at a price per share which shall be less than 100% of the price per share of the Shares purchased by such Subscriber (including any issuances of securities in connection with the closing of a registered primary offering of any securities of the Company in any jurisdiction), subject to adjustment for stock dividends, subdivisions and combinations (the “Lower Price Issuance”), then the Company shall issue, for each such occasion, additional shares of Common Stock to the Subscriber respecting the Purchased Securities that are then still owned by the Subscriber at the time of the Lower Price Issuance so that the average per share purchase price of the Purchased Securities owned by the Subscriber on the date of the Lower Price Issuance plus such additional shares issued to Subscriber pursuant to this Section 8(b) is equal to such other lower price per share.  The delivery to Subscriber of the additional shares of Common Stock shall be not later than the 5 Business Days after the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock.  For purposes of the issuance and adjustment described in this Section 8(b), in the case of the issuance of securities convertible into or exercisable for shares of Common Stock, the price per share shall be deemed to be the quotient obtained by dividing (i) the sum of (A) the price paid for such derivative security plus (B) the aggregate amount of consideration to be paid upon conversion or exercise price of such security for the maximum number of shares for which the derivative security may be converted or exercised, by (ii) the total number of shares of common stock issuable upon conversion or exercise price of such security for the maximum number of shares for which the derivative security may be converted or exercised. The adjustment described in this Section 8(b) shall be made immediately upon the earlier of (x) the issuance of the derivative security or (y) the Company entering into an agreement to issue the derivative security, in each case at a price lower than the price per Share in the Offering (which price is subject to adjustment for stock dividends, subdivisions and combinations), but such adjustment shall not be made again upon any issuance of shares of Common Stock upon conversion of such derivative security. Any Common Stock or derivative security issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issuance will be deemed issuable or to have been issued for $0.01 per share of Common Stock.  The rights of Subscriber set forth in this Section 8 are in addition to any other rights the Subscriber has pursuant to this Agreement, any Transaction Documents, and any other agreement referred to or entered into in connection herewith or to which Subscriber and Company are parties.  For purposes hereof, “Excepted Issuances” means the (i) Company’s issuances of securities  comprising the full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity that has been approved by a majority of disinterested directors of the Company and in which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of common stock or its issuances or grants of options to purchase common stock to employees, directors, and officers of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, and (iv) the Company’s issuances of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

9.           Closing Conditions.

(a)           The obligation hereunder of the Subscriber to acquire and pay for the Purchased Securities is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Subscriber’s sole benefit and may be waived by the Subscriber at any time in its sole discretion.

(i)           The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

(ii)           The Transaction Documents have been duly executed and delivered by the Company to the Escrow Agent;

(iii)           On the Closing Date, the Subscriber shall have received an opinion of LorentzAngula Incorporated, the Namibian counsel for NMC, dated the Closing Date, addressed to the Subscribers, in the form attached as Exhibit E.

(b)           The obligation hereunder of the Company to issue and sell the Purchased Securities to the Subscriber is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(i)           The representations and warranties of the Subscriber in this Agreement and each of the other Transaction Documents to which the Subscriber is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date;

(ii)           The Purchase Price for the Purchased Securities has been delivered to the escrow account maintained by Escrow, LLC (the “Escrow Agent”); and

(iii)      The Transaction Documents to which the Subscriber is a party have been duly executed and delivered by the Subscriber to the Company.

10.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

ZEWAR JEWELLERY, INC.
318 N. Carson Street, Suite 208
Carson City, NV 89701 USA
Attn: Charles C. Bream III, CEO
Email: cliffbream@gmail.com

With a copy by fax only to (which copy shall not constitute notice):

Ofsink, LLC
900 Third Avenue, 5th Floor
New York, New York 10022
Attn: Darren L. Ofsink, Esq.
Facsimile:  (212) 224-9844

If to the Subscribers:

To each of the addresses and facsimile numbers listed on the signature pages of this Agreement

(b)           Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Subscribers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty one percent (51%) of the total number of Shares purchased in the Offering and then held by the holders (the “Majority Holders”), and no provision hereof may be waived other than by a written instrument signed by the Majority Holders. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Purchased Shares, as the case may be.

 (c)          Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement; Arbitration.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties undertake to keep confidential all awards and orders in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain – save and to the extent that disclosure may be required of a party by legal duty, including any reporting obligations of the Company under the Securities Exchange Act of 1934, as amended, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority.

(f)           Damages.   In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transaction Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)           Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(h)           Calendar Days and Business Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The term “Business Day” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-Business Day in any of the Transaction Documents shall be automatically extended to the next Business Day and interest, if any, shall be calculated and payable through such extended period.

(i)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

[Signature Pages Follow]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement with ZEWAR JEWELLERY, INC. by signing and returning a copy to the Company whereupon it shall become a binding agreement.

NUMBER OF SHARES                          x  $7.80 =                          (the “Purchase Price”)

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code/Country	City, State and Zip Code/Country

Telephone - Business	Telephone – Business

Telephone – Residence	Telephone – Residence

Facsimile – Business	Facsimile – Business

Facsimile – Residence	Facsimile – Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:           ____________________, 2013

This Subscription Agreement is agreed to and accepted as of ___________, 2013.

ZEWAR JEWELLERY, INC.

By:
Name:
Title:

Solely with respect to Section 4.2, (Representations by African Graphite, Inc.),

AFRICAN GRAPHITE, INC.

By:
Name:
Title:

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	Form of Option Agreement

Exhibit B	Form of Lock-Up Agreement

Exhibit C	Form of Stock Escrow Agreement

Exhibit D	Form of Escrow Agreement

Exhibit E	Form of Legal Opinion

Schedules

4.1(a)	Subsidiaries

4.1(d)	Capitalization

4.1(n)	Undisclosed Liabilities

4.1(u)	Transfer Agent

4.1(ee)	Brokers

4.2(a)	AGI Subsidiaries

4.2(j)	Liabilities

6(e)	Use of Proceeds

Schedule 4.1(a)

Subsidiaries

Name	Jurisdiction	Ownership
African Graphite, Inc.	Nevada	100%

Schedule 4.1(d)

Capitalization

ZEWAR JEWELLERY, INC.

Authorized shares: 100,000,000 shares of common stock, par value $.0001 per share; 25,000,000 shares of preferred stock.

Outstanding shares: 6,500,000 shares of common stock

Undertakings to issue securities:

NMC, Corp. Hunter Wise Financial Group, LLC	1,615,385 pre-split shares of common stock 246,154 pre-split shares of common stock

African Graphite, Inc.

Authorized shares: 1,000,000 shares of common stock, par value $.001 per share
Outstanding shares: 575,644 shares of common stock

Schedule 4.1(n)

Undisclosed Liabilities

None

Schedule 4.1(u)

Transfer Agent

Globex Transfer, LLC
780 Deltona Blvd., Suite 202
Deltona, FL 32725
Tel: 813-344-4490
Fax: 386-267-3124

Schedule 4.1(ee)

Brokers and Placement Agent Commissions and Fees

Placement Agent Commissions and Fees

As stated in the October 28, 2013 Advisory Agreement between Hunter Wise Financial Group, LLC and/or Hunter Wise Securities, LLC and or its assigns (hereafter, together or separately, “Hunter Wise”) with African Graphite, Inc. (“AGI” or the “Company”), the following compensation is payable by the Company to Hunter Wise, under the paragraph numbers listed:

Section 3.1 Transactions: The acquisition of certain of AGI’s assets and NMC’s assets by ZWJW for an Aggregate Consideration of 21.5 million post-forward split shares will result in a Merger and Acquisition fee payable to Hunter Wise Financial Group of 1.92 million post-forward split shares.

Section 3.2.2 Equity Investment: (i) Hunter Wise Securities shall receive a 10% cash commission on the gross Offering amount to be disbursed to the Company; (ii) Hunter Wise Financial Group to receive Warrants to purchase shares in the Company equal to 10% of the gross Offering amount to be disbursed to the Company, at a post-split strike price of $1.00 per share; (iii) Hunter Wise Financial Group is entitled to receive, upon completion of at least $2,000,000 in gross proceeds of the Offering, shares in the Company equal to 10% of the then-current issued and outstanding shares.

Section 3.4 Advisory Fees: Hunter Wise Financial Group shall receive an Initial Advisory Fee of $50,000 upon Closing of at least $1,000,000 under the Offering.  Upon closing a total of at least $2,000,000 in investment in AGI or the Company, Hunter Wise Financial Group shall receive an Additional Advisory Fee of $50,000.

Schedule 4.2(a)

AGI Subsidiaries

None

Schedule 4.2(j)

Liabilities

Pursuant to the Option Agreement, AGI is required to pay to NMC (i) $90,000 upon grant of the option to purchase 90% of the issued and outstanding shares of Gazania Investments Two Hundred and Forty Two (Proprietary) Limited (2013/0744), a company organized under the laws of the Republic of Namibia, and (ii) $150,000 upon exercise of such Option.

Schedule 6(e)

Use of Proceeds

General Working Capital

NMC Option Grant Purchase Consideration

Placement Agent Fees

Professional Advisor Fees (North American and African geological consultants, legal counsel and accountants)